SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 26, 2001

Frederick Brewing Co.
(Exact name of registrant as specified in charter)

Maryland	000-27800	52-176947

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4607 Wedgewood Boulevard, Frederick, Maryland	21703

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 694-7899

Item 4. Change in Registrant's Certifying Accountant

     (a) On February 26, 2001, PricewaterhouseCoopers LLP ("PWC") was dismissed as the independent accountants for Frederick Brewing Co. (the "Company"). PWC was engaged on October 15, 1999 to audit the Company's financial statements for the year ending December 31, 1999.

     The report of PWC on the Company's financial statements for the year ended December 31, 1999 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to the audit scope or accounting principles but the report did contain an explanatory paragraph relating to the Company's ability to continue as a going concern.

     The Company's Board of Directors approved the change in independent accountants.

     For the year ended December 31, 1999 and through February 26, 2001, the Company and PWC had no disagreements regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused them to make reference thereto in their report on the financial statements for the year ended December 31, 1999.

     The Company provided PWC with a copy of this filing and PWC's response is attached.

     (b) The Company engaged Grant Thornton LLP as its new independent accountants as of March 1, 2001. The Company did not consult with Grant Thornton LLP on any matter prior to their retention.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

        16.1 Letter dated March 5, 2001 from PricewaterhouseCoopers LLP regarding its concurrence with the statements made by the Company in this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREDERICK BREWING CO.

By:	/s/ C. David Snyder

	Name:	C. David Snyder
	Title:	Chairman and CEO

Dated: March 5, 2001

EXHIBIT INDEX

Frederick Brewing Co.

     Report on Form 8-K
Dated February 26, 2001

Exhibit No.	Title

16.1	Letter from PricewaterhouseCoopers LLP, dated March 5, 2001.